Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI HOLDING CORPORATION announces SECOND quarter 2020 Results

San Jose, Calif. (August 10, 2020) – Xperi Holding Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the second quarter ended June 30, 2020.

“This has been a very productive time for Xperi, as we closed our transformational merger with TiVo in June and have made significant progress on the integration and on our strategic and financial goals,” said Jon Kirchner, chief executive officer of Xperi. “We delivered solid results across our combined businesses, and we continue to see validation of our IP through key agreements, renewals and favorable litigation decisions. We are beginning to realize the benefits of the added scale and diversification to our IP and Product platforms and believe Xperi is well positioned as a key provider of technology to enable more compelling experiences in the markets we serve.”

Second Quarter 2020 Financial Highlights:

•	Completed the merger of Xperi Corporation and TiVo Corporation on June 1, 2020, to form Xperi

Holding Corporation.

•	Billings for legacy Xperi of $93.4 million, above the high end of expectations.
•	Reported GAAP quarterly revenue, including only one month of TiVo operations post close, of $137.6 million.
•	Fully combined Adjusted Revenue, on a non-GAAP basis, of $234.8 million for the quarter (see definition of Adjusted Revenue below).
•	Repurchased $15 million of common stock under a new $150 million stock repurchase program.
•	Finished the quarter with $200 million in cash and investments.

Second Quarter 2020 Business and Recent Operating Highlights:

Product Business

As a result of the merger, the Company has divided the Product Business into three categories: Consumer Experience, Connected Car, and Pay-TV.

Consumer Experience business highlights:

•	Launched TiVo Stream 4K, which is selling at a more rapid rate than previous TiVo hardware launches.
•	Completed license for DTS:X immersive audio in a next generation game console scheduled for launch this Fall.

Connected Car business highlights:

•	Launched HD Radio on six new 2020 car models in North America.
•	Released the latest version of the Company’s Occupancy Monitoring System suite which includes child seat detection, occupant detection, emotion detection, and passenger authentication.

Pay-TV business highlights:

•	Signed a new license with a regional cable television provider converting them to our next generation IPTV platform.
•	Churn of subscribers using our solutions was less than 2% during the quarter, significantly lower than the Pay-TV industry average of 4-5%.

IP Licensing Business

IP Licensing business highlights:

•	Renewed and expanded an agreement with Verizon, one of the top five U.S. Pay-TV providers.
•	Expanded and extended an agreement with CommScope, one of the leading suppliers to the North America Pay-TV market.
•	Completed a new agreement with a leading social media platform, our third agreement in this space over the last year.
•	Completed a new agreement with Tower Semiconductor, a global leader in high-value semiconductor foundry solutions, for our ZiBond and DBI technologies.
•

Received a favorable initial determination in our most recent International Trade Commission (ITC) case against Comcast. The Administrative Law Judge ruled that Comcast’s X1 platform infringes on two Rovi patents and recommended the issuance of a limited exclusion order and a cease and desist order.

Capital Allocation

On May 27, 2020, legacy Xperi paid $10.1 million to stockholders of record on May 20, 2020, for a quarterly cash dividend of $0.20 per share of common stock.

Following the merger, Xperi’s new board reviewed the Company’s capital allocation policy and established a target to return approximately 50% of free cash flow to stockholders, consistent with historical levels. Additionally, the board determined to take a more balanced approach to capital allocation, providing for increased stock buybacks and debt paydown relative to cash dividends.

On June 12, 2020, the board authorized a stock repurchase program providing for the repurchase of up to $150 million of the Company's common stock. During the quarter, the Company repurchased 1.1 million shares of its common stock at an average price of $13.92, for a total of $15 million.

On July 29, 2020, the board declared a dividend of $0.05 per share, payable on September 21, 2020, to stockholders of record on August 31, 2020

Business Outlook

Going forward, the Company will provide its top-line outlook using revenue. The Company will not report billings, which had been legacy Xperi’s practice prior to the merger. Xperi’s semiconductor IP Licensing business is forecasted to have 2020 billings that are $70 million higher than revenue due to the application of ASC 606, of which $65 million occurs in the second half. This difference is due to fixed-fee semiconductor IP agreements where revenue was recognized in prior periods but continues to be billed in 2020. There is also an annual impact of $7 million reduction to revenue from purchase price accounting related to the merger, of which $5 million occurs in the second half.

The Company’s second-half 2020 outlook is as follows:

Category	GAAP Outlook	Non-GAAP Outlook
Revenue	$390M to $410M	$390M to $410M
COGS	$72M to $75M	$72M to $75M
Operating Expense *	$380M to $395M	$230M to $245M
Interest Expense	$26M to $27M	$26M to $27M
Other Income	~ $2M	~ $2M
Cash Tax (net of refunds)	$20M to $22M	$20M to $22M
Basic Shares Outstanding	109M	109M
Diluted Shares Outstanding	110M	113M
*	See tables for reconciliation of GAAP to non-GAAP differences.

Notably, as a result of two significant semiconductor IP agreements executed in the first half of the year, and the related revenue being recognized from these customers during that period, the full year performance of the combined companies is weighted to the first half.

Management will provide more commentary around guidance for the Company on its earnings conference call at 2:00PM Pacific Time today.

Conference Call Information

The Company will hold its second quarter 2020 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Monday, August 10, 2020. To access the call in the U.S., please dial 800-309-1256, and for international callers, dial +1 323-347-3622. The conference ID is 196454. All participants should dial in at least 15 minutes prior to the start of the conference call.  Due to the COVID-19 pandemic and a lower number of operators, wait times for the dial-in may be long and the Company suggests utilizing the webcast link to access the call at Xperi Q2 Earnings Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s financial results, forecasts, and business outlook, the benefits of the merger with TiVo and progress on integration efforts, and the Company’s anticipated capital allocation strategy. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the anticipated benefits of the transaction. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: challenges in integration of Xperi and TiVo operations after the merger, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business strategies, and expansion and growth of the Company’s businesses; failure to realize the anticipated benefits of the recent merger with TiVo; the Company’s ability to implement its business strategy; pricing trends, including the Company’s ability to achieve economies of scale; the ability of the Company to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the merger with TiVo; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, natural disasters, the outbreak of coronavirus (COVID-19) or similar outbreaks or pandemics, and their effects on economic and business environments in which the Company operates, as well as the Company’s response to any of the aforementioned factors; the extent to which the COVID-19 pandemic continues to have an adverse impact on our business, results of operations, and financial condition will depend on future developments, including measures taken in response to the pandemic, which are highly uncertain and cannot be predicted; and any plans regarding a potential separation of the combined business. These risks, as well as other risks associated with the transaction, are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Holding Corporation

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS, HD Radio, IMAX Enhanced, Invensas, TiVo), and by its startup, Perceive, make entertainment more entertaining, and smart devices smarter. Xperi technologies are integrated into billions of consumer devices, media platforms, and semiconductors worldwide, driving increased value for partners, customers and consumers.

Xperi, DTS, IMAX Enhanced, Invensas, HD Radio, Perceive, TiVo and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Holding Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Billings

Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Billings may vary materially from revenue recorded under U.S. GAAP.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges; costs related to actual or planned business combinations including transaction fees, integration costs, separation costs, severance, facility closures and retention bonuses; all forms of stock-based compensation; loss on debt extinguishment; realized and unrealized gains or losses on marketable equity securities and associated tax effects. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business and financial performance, and provide a better understanding of our core operating result reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP Operating Expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported and forecasted GAAP to non-GAAP financial metrics.

Adjusted Revenue

Adjusted Revenue is a non-GAAP financial measure that reflects the combined revenue of legacy business operations of Xperi Corporation (“Xperi”) and TiVo Corporation (“TiVo”) for the periods presented.  We calculate Adjusted Revenue as the sum of (i) GAAP revenue, (ii) revenue recorded by TiVo for the months of April and May 2020 prior to the effective date of the merger, and (iii) certain adjustments to revenue recorded by TiVo as a result of the application of purchase accounting to the merger.  This information is derived from (1) previous public filings made by Xperi and TiVo prior to the merger, (2) the Company’s quarterly report on Form 10-Q filed for the quarter ended June 30, 2020, which reflects the Company’s  revenue for the quarter (including revenue from TiVo recognized after June 1, 2020, the effective date of the merger) and (3) revenue based on TiVo’s financial reporting systems for the months of April and May 2020 covering the period after TiVo’s last public filing and prior to the effective date of merger.  Adjusted Revenue is used by Xperi’s management and Board of Directors to evaluate financial performance of the combined company, including factors for setting and measuring performance impacting bonus incentives available to the Company’s employees.  We believe Adjusted Revenue can provide investors with useful and important metrics in assessing the financial performance of core operations of the combined company without the impact of the merger, and to allow investors to analyze drivers of revenue on the same basis as the management of the Company. Adjusted Revenue does not reflect GAAP revenue and should not be construed by investors as a replacement for revenue as reported in accordance with GAAP.

Xperi Investor Contact:

Geri Weinfeld, Vice President of Investor Relations

+1 818-436-1231

geri.weinfeld@xperi.com

Xperi Media Contacts:

Lerin O’Neill

+1 408-562-8455

lerin.oneill@xperi.com

John Christiansen/Reze Wong

Sard Verbinnen & Co

+1 415-618-8750

Xperi-SVC@sardverb.com

– Tables Follow –

SOURCE: XPERI HOLDING CORP

XPER-E

# # #

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue:
Licensing, services and software	$135,996	$75,031	$253,483	$131,343
Hardware	1,635	84	1,813	339
Total revenue	137,631	75,115	255,296	131,682
Operating expenses:
Cost of licensing, services and software revenue, excluding depreciation and amortization of intangible assets	8,252	2,460	9,792	4,509
Cost of hardware revenue, excluding depreciation and amortization of intangible assets	1,428	69	1,472	227
Research, development and other related costs	38,227	25,346	66,833	52,005
Selling, general and administrative	68,195	27,252	104,802	56,533
Depreciation expense	3,333	1,759	5,062	3,427
Amortization expense	32,044	25,314	54,553	50,773
Litigation expense	3,871	1,231	5,974	2,521
Total operating expenses	155,350	83,431	248,488	169,995
Operating income (loss)	(17,719)	(8,316)	6,808	(38,313)
Interest expense	(6,958)	(6,199)	(11,209)	(12,884)
Other income and expense, net	578	4,806	1,143	7,108
Loss on debt extinguishment	(8,300)	—	(8,300)	—
Loss before taxes	(32,399)	(9,709)	(11,558)	(44,089)
Benefit from income taxes	(9,299)	(3,547)	(7,243)	(12,497)
Net loss	$(23,100)	$(6,162)	$(4,315)	$(31,592)
Less: net loss attributable to noncontrolling interest	(487)	(341)	(1,038)	(688)
Net loss attributable to the Company	$(22,613)	$(5,821)	$(3,277)	$(30,904)
Loss per share attributable to the Company:
Basic	$(0.33)	$(0.12)	$(0.06)	$(0.63)
Diluted	$(0.33)	$(0.12)	$(0.06)	$(0.63)

Weighted average number of shares used in per share calculations-basic	69,160	49,259	59,462	48,918
Weighted average number of shares used in per share calculations-diluted	69,160	49,259	59,462	48,918

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for par value)

(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$174,013	$74,551
Available-for-sale debt securities	25,564	45,802
Equity securities	—	1,124
Accounts receivable, net	124,746	24,177
Unbilled contracts receivable	184,101	121,826
Other current assets	36,362	13,735
Total current assets	544,786	281,215
Long-term unbilled contracts receivable	20,582	26,672
Property and equipment, net	71,025	32,877
Operating lease right-of-use assets	89,136	17,786
Intangible assets, net	1,056,266	232,275
Goodwill	846,913	385,784
Other long-term assets	123,899	71,336
Total assets	$2,752,607	$1,047,945
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,242	$4,650
Accrued legal fees	5,594	1,316
Accrued liabilities	105,368	41,433
Deferred revenue	38,639	720
Current portion of long-term debt, net	43,612	—
Total current liabilities	214,455	48,119
Deferred revenue, less current portion	22,624	—
Long-term deferred tax liabilities	28,876	29,735
Long-term debt, net	967,471	334,679
Noncurrent operating lease liabilities	73,474	13,414
Other long-term liabilities	96,240	76,898
Total liabilities	1,403,140	502,845
Commitments and contingencies (Note 15)
Company stockholders’ equity:
Preferred stock	—	—
Common stock	109	64
Additional paid-in capital	1,245,717	768,284
Treasury stock at cost	(17,572)	(368,701)
Accumulated other comprehensive income (loss)	170	(53)
Retained earnings	124,887	148,317
Total Company stockholders’ equity	1,353,311	547,911
Noncontrolling interest	(3,844)	(2,811)
Total equity	1,349,467	545,100
Total liabilities and equity	$2,752,607	$1,047,945

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2020	June 30, 2019
Cash flows from operating activities:
Net loss	$(4,315)	$(31,592)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation of property and equipment	5,062	3,427
Amortization of intangible assets	54,553	50,773
Stock-based compensation expense	16,456	14,844
Deferred income taxes	(28,933)	(24,233)
Loss on debt extinguishment	8,300	—
Other	4,775	(248)
Changes in operating assets and liabilities:
Accounts receivable	3,306	3,681
Unbilled contracts receivable	12,645	65,347
Other assets	(9,675)	4,504
Accounts payable	3,334	1,721
Accrued and other liabilities	(5,199)	(17,036)
Deferred revenue	6,933	(2,295)
Net cash from operating activities	67,242	68,893
Cash flows from investing activities:
Purchases of property and equipment	(1,892)	(6,543)
Proceeds from sale of property and equipment	19	55
Cash acquired in merger transaction	117,424	—
Purchases of intangible assets	(519)	—
Purchases of short-term investments	—	(22,693)
Proceeds from sales of investments	7,189	4,500
Proceeds from maturities of investments	13,502	12,990
Net cash from investing activities	135,723	(11,691)
Cash flows from financing activities:
Dividend paid	(20,153)	(19,686)
Proceeds from debt, net	1,011,343
Repayment of debt	(344,000)	(100,000)
Repayment of assumed debt from merger transaction	(734,609)	—
Proceeds from exercise of stock options	1	520
Proceeds from employee stock purchase program	4,764	3,111
Repurchase of common stock	(20,943)	(4,264)
Net cash from financing activities	(103,597)	(120,319)
Effect of exchange rate changes on cash and cash equivalents	94	—
Net increase (decrease) in cash and cash equivalents	99,462	(63,117)
Cash and cash equivalents at beginning of period	74,551	113,625
Cash and cash equivalents at end of period	$174,013	$50,508
Supplemental disclosure of cash flow information:
Interest paid	$5,807	$11,628
Income taxes paid, net of refunds	$13,723	$6,457
Stock issued in merger transaction	$828,334	$—

XPERI HOLDING CORPORATION

RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

GAAP net loss	$(23,100)	$(6,162)	$(4,315)	$(31,592)

Adjustments to GAAP net loss:
Stock-based compensation expense:
Cost of revenue	73	—	73	—
Research, development and other	2,838	3,146	5,874	6,749
Selling, general and administrative	5,558	4,075	10,509	8,095
Amortization expense	32,044	25,314	54,553	50,773
Merger-related costs:
Transaction and other related costs recorded in selling, general and administrative	25,234	—	28,323	—
Severance and retention recorded to research, development and other	1,256	—	1,256	—
Severance and retention recorded to selling, general and administrative	5,645	—	5,645	—
Loss on debt extinguishment	8,300	—	8,300	—
Unrealized and realized (gain) loss on equity securities	(26)	(2,032)	707	(1,622)
Tax adjustments for non-GAAP items	(16,266)	(8,237)	(20,621)	(23,035)

Non-GAAP net income	$41,556	$16,104	$90,304	$9,368

Non-GAAP net income per share - diluted	$0.57	$0.31	$1.44	$0.18
Weighted average number of shares used in per share
calculations excluding the effects of stock-based compensation - diluted	72,605	52,135	62,823	51,594

XPERI HOLDING CORPORATION AND TIVO CORPORATION

REVENUE BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020*	2019	2020*	2019

Xperi:
Product segment	$64,124	$61,431	$120,066	$105,999
IP Licensing segment	73,507	13,684	135,230	25,683
Total revenue	$137,631	$75,115	$255,296	$131,682

TiVo:
Product segment		$85,207		$176,510
IP Licensing segment		90,965		157,897
Total revenue	N/A**	$176,172	N/A**	$334,407

* Reported results include revenue from TiVo recognized after June 1, 2020, the effective date of the merger.

**The above table presents segment revenue as reported in the SEC filings for the periods presented by Xperi Holding Corporation, its predecessor filer Xperi Corporation and TiVo Corporation for the respective periods.  TiVo Corporation did not prepare a standalone filing for the three or six months ended June 30, 2020, and these periods are therefore listed as N/A.

XPERI HOLDING CORPORATION

ADJUSTED REVENUE SCHEDULE

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020		2019	2020		2019

Xperi revenue (as reported)	$137,631	*	$75,115	$255,296	*	$131,682

TiVo revenue	95,543	**	176,172	255,405	**	334,407

Impact from purchase accounting	1,666		—	1,666		—

Adjusted Revenue	$234,840		$251,287	$512,367		$466,089

Revenue by Segment:

Xperi Product (as reported)	64,124	*	61,431	120,066	*	105,999
TiVo Product	50,572	**	85,207	137,049	**	176,510
	114,696		146,638	257,115		282,509

Xperi IP Licensing (as reported)	73,507	*	13,684	135,230	*	25,683
TiVo IP Licensing	44,971	**	90,965	118,356	**	157,897
	118,478		104,649	253,586		183,580

Impact from purchase accounting	1,666		—	1,666		—

Adjusted Revenue	$234,840		$251,287	$512,367		$466,089

* Reported results include revenue from TiVo recognized after June 1, 2020, the effective date of the merger.

** Represents financial results of TiVo Corporation prior to the date of the mergers.  For the three and six months ended June 30, 2020, this presents the results of TiVo Corporation from April 1, 2020 through May 31, 2020 and from January 1, 2020 through May 31, 2020, respectively.  Xperi management and its board of directors evaluate the combined company utilizing this combined view of revenue and believe it provides useful insight to investors.  This Adjusted Revenue does not reflect revenue as measured according to US General Accepted Accounting Principles (GAAP) and should not be considered a replacement or equivalent presentation to GAAP revenue as presented in the Company's SEC filings and as reported in this earnings release.

XPERI HOLDING CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE

(in millions)

(unaudited)

	Six Months Ended
	December 31, 2020
	Low	High

GAAP operating expense	$380.0	$395.0
Stock-based compensation -- R&D	(12.0)	(12.0)
Stock-based compensation -- SG&A	(14.0)	(14.0)
Merger and integration-related expense -- R&D	(2.0)	(2.0)
Merger and integration-related expense -- SG&A	(20.0)	(20.0)
Amortization expense	(102.0)	(102.0)
Total of non-GAAP adjustments	(150.0)	(150.0)
Non-GAAP operating expense	$230.0	$245.0